   As filed with the Securities and Exchange Commission on January 16, 1997.

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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ---------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               ---------------

                                 ERGOBILT, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                  TEXAS                                  75-2600529
         (State of Incorporation            (I.R.S. Employer Identification No.)
            or Organization)


            5000 QUORUM DRIVE
                SUITE 147
              DALLAS, TEXAS                                 75240
(Address of Principal Executive Offices)                 (Zip Code)

     If this form relates to the             If this form relates to the
   registration of a class of debt         registration of a class of debt
   securities and is effective upon     securities and is to become effective
      filing pursuant to General        simultaneously with the effectiveness
  Instruction A(c)(1), please check     of a concurrent registration statement
       the following box.  [ ]             under the Securities Act of 1933
                                       pursuant to General Instruction A(c)(2)
                                         please check the following box.  [ ]


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                  Title of Each Class                Name of Each Exchange on Which
                  to be so Registered                Each Class is to be Registered
                  -------------------                ------------------------------
             COMMON STOCK, PAR VALUE $0.01           NASDAQ NATIONAL MARKET

     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT: NONE

               ERGOBILT, INC. REGISTRATION STATEMENT ON FORM 8-A



ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The following documents are incorporated in this registration statement by reference: the description of the registrant's securities contained under the heading "DESCRIPTION OF CAPITAL STOCK" in Registration Statement on Form S-1, No. 333-14205, filed with the Securities and Exchange Commission on October 16, 1996, as amended (the "S-1").

ITEM 2.    EXHIBITS.

    The following exhibits are filed as part of this registration statement:

         *3(i)    Restated Articles of Incorporation of ErgoBilt, Inc.

         *3(ii)   Amended and Restated Bylaws of ErgoBilt, Inc.

         *4(a) Text and Description of Graphics and Images Appearing on Certificate for Common Stock

         *4(b)    Certificate of Designation of Series A Preferred Stock

         *4(c) Text and Description of Graphics and Images Appearing on Certificate for Series A Preferred Stock

         * Incorporated in this registration statement by reference to the exhibits with the same exhibit number and designation in the S-1.


                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                        ERGOBILT, INC. (Registrant)



Date:  January 15, 1997                 By:   /s/ P. Michael Sullivan
                                            -----------------------------------
                                            P. Michael Sullivan, Secretary





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